SUB-ITEM 77I:  Terms of
new or amended securities

77I(b) ? Attached is the
Class R6 Shares Exhibit
to the Multiple Class
Plan of Federated Global
Allocation Fund. The
information contained in
the attached Exhibit
serves as the description
of Class R6 Shares as
required by this Item.
?

CLASS R6 SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED AS OF MAY 1,
2016)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE ALLOCATION

For purposes of Rule 18f-3 under
the Act, the basic distribution and
shareholder servicing
arrangement of the Class R6
Shares will consist of:

(i)
sales and shareholder
servicing by
financial
intermediaries to
the following
categories of
investors
(?Eligible
Investors?):

*
An investor
participati
ng in a
wrap
program
or other
fee-based
program
sponsored
by a
financial
intermedia
ry;
*
An investor
participati
ng in a no-
load
network or
platform
sponsored
by a
financial
intermedia
ry where
Federated
has
entered
into an
agreement
with the
intermedia
ry;
*
A trustee/director,
employee
or former
employee
of the
Fund, the
Adviser,
the
Distributor
and their
affiliates;
an
immediate
family
member of
these
individual
s, or a
trust,
pension or
profit-
sharing
plan for
these
individual
s;
*
An employer-
sponsored
retirement
plan;
*
A trust institution
investing
on behalf
of its trust
customers;
*
An investor, other
than a
natural
person,
purchasing
Shares
directly
from the
Fund;
*
A Federated Fund;
*
An investor
(including
a natural
person)
who
acquired
R6 Shares
pursuant
to the
terms of
an
agreement
and plan
of
reorganiza
tion which
permits
the
investor to
acquire
such
Shares;
and
*
In connection with
an
acquisition
of an
investment
manageme
nt or
advisory
business,
or related
investment
services,
products
or assets,
by
Federated
or its
investment
advisory
subsidiarie
s, an
investor
(including
a natural
person)
who (1)
becomes a
client of
an
investment
advisory
subsidiary
of
Federated
or (2) is a
shareholde
r or
interest
holder of a
pooled
investment
vehicle or
product
that
becomes
advised or
subadvise
d by a
Federated
investment
advisory
subsidiary
as a result
of such an
acquisition
other than
as a result
of a fund
reorganiza
tion
transaction
pursuant
to an
agreement
and plan
of
reorganiza
tion.















In connection with this
arrangement, Class R6 Shares
will bear the following fees and
expenses:

Fees and Expenses
Maximum
Amount
Allocated R6
Shares
Sales Load
None
Contingent Deferred
Sales Charge ("CDSC")
None
Shareholder Service Fee
None
Redemption Fee
None
12b-1 Fee
None
Other Expenses
Itemized
expenses
incurred by
the Fund with
respect to
holders of
Class R6
Shares.

2.	CONVERSION AND
EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class
R6 Shares have the following
conversion rights and exchange
privileges at the election of the
shareholder:

Conversion Rights:
None
Exchange Privileges:
Class R6
Shares may
be exchanged
for Shares of
any other
Federated
fund or share
class that
does not have
a stated sales
charge or a
contingent
deferred
sales charge,
except
Federated
Government
Reserves
Fund.

In any exchange, the shareholder
shall receive shares having the
same aggregate net asset value as
the shares surrendered, after the
payment of any redemption fees
to the Fund.  Exchanges to any
other Class shall be treated in the
same manner as a redemption and
purchase.

?
SCHEDULE OF FUNDS
OFFERING CLASS R6
SHARES

The Funds set forth on this
Schedule each offer Class R6
Shares on the terms set forth in
the Class R6 Shares Exhibit to the
Multiple Class Plan.

Multiple Class Company
  Series

Federated Equity Funds
  Federated Clover Small Value Fund
  Federated InterContinental Fund
  Federated Kaufmann Large Cap Fund
  Federated Strategic Value Dividend Fund

Federated Global Allocation Fund

Federated Institutional Trust
Federated Government Ultrashort Duration Fund
Federated Institutional High Yield Bond Fund

Federated MDT Series
Federated MDT Small Cap Core Fund
Federated MDT Small Cap Growth Fund


Federated MDT Stock Trust

Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.
  Federated Total Return Bond Fund

Federated World Investment Series, Inc.

  Federated International Leaders Fund